Exhibit 99.1

Citizens Community Bancorp, Inc. to Acquire Community Bank of Northern Wisconsin and Expand in Northwestern Wisconsin

Eau Claire, WI, February 16, 2016 - Citizens Community Bancorp, Inc. (“Citizens”) (Nasdaq: CZWI), headquartered in Eau Claire, Wisconsin, and Community Bank of Northern Wisconsin (“CBN”), headquartered in Rice Lake, Wisconsin, today announced that they have entered into a definitive agreement (the “Agreement”) pursuant to which CBN will merge into Citizens Community Federal, N.A., a wholly-owned subsidiary of Citizens (“Citizens Bank”) (the “Merger”). The all-cash transaction is valued at approximately $17 million.

Based in northwestern Wisconsin, CBN operates five full-service branches and a loan production office. As of December 31, 2015, CBN had total assets of $152.8 million, loans of $113 million, and deposits of $132 million.

Highlights:

•	The combined company will have total assets, loans, and deposits of approximately $734 million, $567 million, and $590 million, respectively.

•	The acquisition will expand Citizens’ branch network in Barron and Dunn counties and establish a presence in Washburn and Rusk counties. The combined company will have a total of 22 branches in Wisconsin, Minnesota and Michigan, with a concentration of 11 branches in northwest Wisconsin.

•	The purchase price equates to CBN’s book value. The acquisition is expected to be accretive to earnings in fiscal 2017, the projected earn back is 3.5 years.

Edward H. Schaefer, President and CEO, commented, “We are excited to announce the acquisition of Community Bank of Northern Wisconsin. The acquisition enhances our branch rationalization program and increases our presence in Barron County. We look forward to the opportunity to provide our broader range of banking products and services to customers in the Community Bank of Northern Wisconsin footprint.”

Mark C. Oldenberg, Executive Vice President and CFO, added, “This merger complements and adds to our existing markets. We believe the transaction adds scale to both our commercial and retail lending efforts, which will benefit both our customers and our shareholders.”

The Agreement was unanimously approved by the boards of directors of Citizens and Old Murry Bancorp, Inc. (“Old Murry”), the bank holding company for CBN. The Merger is expected to close in or around June 2016, subject to customary regulatory approvals and the approval of the Agreement by the shareholders of Old Murry.

Whyte Hirschboeck Dudek S.C. served as legal advisor to Citizens and Winthrop & Weinstine, P.A. served as legal advisor to CBN.

Transaction Information

Capital Stock. Shares of CBN common stock will cease to be outstanding and will automatically be canceled and retired and cease to exist as of the effective time of the Merger (the “Effective Time”) and holders of the CBN common stock shall receive, in the aggregate, a cash payment in an amount equal to the merger consideration.

All Citizens Bank common stock will continue unchanged upon the consummation of the Merger and will continue to evidence ownership of common stock of Citizens Bank.

Representations, Warranties and Covenants. The Agreement contains customary representations, warranties and covenants of Citizens Bank and Old Murry, including, among others, (i) covenants regarding the conduct of CBN’s business during the interim period between the execution of the Agreement and the consummation of the Merger, (ii) warranties regarding the authorization of Citizens Bank and Old Murry to enter into the Agreement and perform their obligations under the Agreement, and (iii) representations regarding regulatory matters.

Board of Directors and Officers. The board of directors and executive officers of Citizens Bank as constituted immediately prior to the consummation of the Merger will continue to be the board of directors and executive officers of Citizens Bank upon completion of the Merger. The Agreement provides that any resignations of CBN board of director members, as may be requested by Citizens Bank on or before the consummation of the Merger, shall be effective at the Effective Time.

Closing Conditions. Consummation of the Merger is subject to certain closing conditions, including, without limitation, (i) the approval of the Agreement by shareholders of Old Murry, and (ii) the receipt of all required regulatory approvals.

About the Companies

Citizens Bank, a wholly-owned subsidiary of Citizens, is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 16 branch locations. Citizens’ stock trades on the NASDAQ Global Market under the symbol “CZWI”.

Old Murry is a Wisconsin corporation and is the bank holding company for CBN, a Wisconsin-chartered state bank. Headquartered in Rice Lake, Wisconsin, CBN serves 3,000 customers through five full-service branches and a loan production office.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Press Release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would,” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this Press Release are inherently subject to many uncertainties arising in Citizens’ operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for Citizens Bank’s products and services; Citizens Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; Citizens Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit Citizen Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies overseeing Citizens Bank; Citizens Bank’s ability to implement its cost-savings and revenue enhancement initiatives including managing costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions, or significant litigation, adversely affecting Citizens Bank or Citizens; fluctuation of Citizens’ stock price; Citizens Bank's ability to attract and retain key personnel; Citizens Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect Citizens’ performance are discussed further in Part I, Item 1A, “Risk Factors,” in Citizens’ Form 10-K, for the year ended September 30, 2015 filed with the Securities and Exchange Commission on December 7, 2015, and in Part II, Item 1A, “Risk Factors”, in Citizens’ Form 10-Q, for the quarter ended December 31, 2015 filed with the Securities and Exchange Commission on February 8, 2016. Citizens undertakes no obligation to make any revisions to the forward-looking statements contained in this press release or to update them to reflect events or circumstances occurring after the date of this press release.

Contact: Mark C. Oldenberg

Chief Financial Officer

Phone: 715-836-9994

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